UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 4, 2004


                                 FX ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                         0-25386               87-0504461
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


              3006 Highland Drive, Suite 206
                   Salt Lake City, Utah                       84106
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         (Address of principal executive offices)          (Zip code)


       Registrant's telephone number, including area code: (801) 486-5555


                                       N/A
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          (Former name or former address, if changed since last report)

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                ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
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         On February 4, 2004, FX Energy, Inc. announced that that the
Zaniemysl-3 exploratory well in the Fences I project area encountered approximately 38 net meters (125 feet) of porous gas bearing Rotliegend sandstone. During a drill stem test of the top 18 meters of the structure, the well flowed at a controlled rate of approximately 12.5 million cubic feet of gas per day. Together with its partners, the Polish Oil and Gas Company (POGC) and CalEnergy Gas (Holdings) Ltd., FX Energy is evaluating how to best produce and exploit the Zaniemysl structure. Further analysis of the core, log and pressure data will be required before reserve numbers can be established.

         In addition to bringing this commercial discovery into production, FX Energy is focused on the upcoming drilling projects on the Sroda and Rusocin exploratory prospects in its Fences II and Fences I project areas. In addition, FX Energy's technical team is evaluating large portions of the nearly 1.7 million acres where it holds an interest, all of which are located in the same Permian basin where Zaniemysl was drilled.

         FX Energy holds interests in five project areas in Poland:

         o The Fences I project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy holds a 49% interest subject to the right of CalEnergy Gas to earn half of that 49%. Polish Oil and Gas Company, or POGC, holds 51%.

         o The Fences II project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Fences II and POGC holds 51%.

         o The Fences III project area covers approximately 770,000 acres in western Poland's Permian Basin. FX Energy holds a 100% interest.

         o The Pomerania project area covers approximately 2.2 million acres in western Poland's Permian Basin. FX Energy holds a 100% interest in the Pomerania project area except for one block of approximately 225,000 acres, where its interest is 85% and POGC holds 15%.

         o The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

         This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2002 annual report on Form 10-K and other SEC reports.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             FX ENERGY, INC.
                                             Registrant


Dated:  February 4, 2004                     By /s/ Scott J. Duncan
                                               ---------------------------------
                                                Scott J. Duncan, Vice President

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